FORM OF AMENDMENT TO
STOCK OPTION AND DIVIDEND EQUIVALENT AWARD AGREEMENT

        This AMENDMENT (“Amendment”) dated the date set forth in the Acceptance attached hereto amends certain provisions of that certain Stock Option and Dividend Equivalent Award Agreement dated as of _____, 200___ (the “Agreement”), between Plum Creek Timber Company, Inc., a Delaware corporation (the “Company”), and [Name of Director] (“Director”), a director of the Company. Terms used herein, unless otherwise defined herein, shall have the meanings ascribed to them in the Plum Creek Timber Company, Inc. Amended and Restated Stock Incentive Plan (the “Plan”).

A.     Amendment to Agreement.

        1. The Agreement is hereby amended by deleting Paragraph A.3(a) in its entirety and inserting in its place a Paragraph A.3(a) as follows:

        3. Exercise of Option.

(a)	The Option is fully vested and exercisable and may be exercised, following the procedure therefore established by the Committee from time to time, at any time during the period ending on the date which is ten years after the Grant Date.

B.     General Confirmation and Amendment.

        1.       Continuing Effect. Except as specifically provided herein, this Amendment shall remain in full force and effect in accordance with its terms and is hereby ratified and confirmed in all respects.

        2.       No Waiver. This Amendment is limited as specified and the execution, delivery and effectiveness of this Amendment shall not operate as a modification, acceptance or waiver of any provision of the Agreement except as specifically set forth herein.

C.      Miscellaneous.

        1.       Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Director.

        2.       Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Washington.

AMENDMENT TO STOCK OPTION AND DIVIDEND EQUIVALENT
AWARD AGREEMENT ACCEPTANCE

You have been granted a stock incentive award under the Plum Creek Timber Company, Inc. Amended and Restated Stock Incentive Plan (“Plan”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Plan.

Award Summary:

Name: [Name of Director] SSN: [Social Security Number]

Original Grant Date: __________________

Stock Option Grant:

Total Shares under Option Grant: ______,000

Option Price per Section A(2): $______ per share

Fully vested upon grant

Dividend Equivalent (DERs) Grant:

Total Dividend Equivalents granted: ______,000

Stock Price at the beginning of the Performance Period $_______ (__________, 200_)

DER Performance Period (5-years): ________, 200_ - ___________, 200_

        IN WITNESS WHEREOF, the Company has caused this Amendment to the Stock Option and Dividend Equivalent Award Agreement to be duly executed by its officer thereunto duly authorized, and Director has executed this Agreement, each on the dates set forth below, this Agreement to be effective on the latter of the two dates.

Plum Creek Timber Company, Inc.

By:__________________________________
Barbara L. Crowe Vice President, Human Resources

Date:_________________________________

Director Signature _______________________
[Name of Director]

Date:_________________________________